NEWS RELEASE

Contact:	Bradford T. Ray Chief Executive Officer 502/245-2110	Roger D. Shannon Chief Financial Officer 502/245-2110

STEEL TECHNOLOGIES ANNOUNCES FTC TRANSACTION CLEARANCE AND

DATE OF SPECIAL SHAREHOLDER MEETING

LOUISVILLE, Ky. (April 13, 2007) -- Steel Technologies Inc. (NASDAQ:STTX) today announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart‑Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Company's pending merger agreement with Mitsui & Co. (U.S.A.), Inc.  The transaction remains subject to the receipt of shareholder approval as well as the satisfaction of other previously disclosed closing conditions, including clearance by governmental authorities under the antitrust laws of Mexico.

            Steel Technologies also announced that it has scheduled a special meeting of shareholders on Wednesday, May 30, 2007, to consider and vote on a proposal to ratify, adopt and approve the merger agreement.  Steel Technologies shareholders of record at the close of business on Wednesday, April 18, 2007, will be entitled to receive notice of the special meeting and to vote on the merger proposal.  The special meeting will be held at 9:00 a.m., local time, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky.  The Company expects to mail definitive proxy material relating to the special meeting to shareholders of record on or about April 25, 2007.

            Steel Technologies previously announced the signing of a definitive merger agreement with Mitsui & Co. (U.S.A.), Inc., a wholly owned subsidiary of Mitsui & Co., Ltd. (TSE:8031) (collectively "Mitsui"), pursuant to which Steel Technologies and a subsidiary of Mitsui will merge.  Steel Technologies' shareholders will receive $30 per share in this all-cash transaction.

            Steel Technologies, a leading North American steel processor and converter of flat-rolled steel, leverages its broad geographic network of facilities and market leading processing capabilities to deliver the highest levels of quality and value-added services to customers in a variety of industries.  Headquartered in Louisville, Steel Technologies operates 25 steel processing facilities, including its joint venture operations, throughout the U.S., Canada, and Mexico.  Mitsui & Co. (U.S.A.), Inc., a New York corporation, is the largest wholly owned subsidiary of Mitsui & Co., a diversified global trading, investment and service enterprise.  Mitsui USA has operations in iron and steel products and raw materials, infrastructure projects, machinery, information technology, chemicals, plastics, energy and consumer products, among others.

            Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, construction, hardware, and consumer goods.  The Company now has 25 facilities, including its joint venture operations, located throughout the United States, Mexico and Canada.  More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

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            Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties (contained in the Company's Securities and Exchange Commission filings), which could cause actual results to differ materially from those projected.  These include, without limitation, statements herein regarding the anticipated completion of the contemplated merger with Mitsui USA.  SEC filings may be obtained from the SEC or by contacting the Company.

Important Information

In connection with the proposed merger, Steel Technologies filed a preliminary proxy statement with the SEC on March 30, 2007.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE SPECIAL SHAREHOLDER MEETING.  Investors and security holders may obtain a free copy of the definitive proxy statement, when available, and other documents filed by Steel Technologies at the SEC's web site at http://www.sec.gov.  Steel Technologies and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of Steel Technologies' participants in the solicitation, which may be different from or in addition to the interests of Steel Technologies' shareholders generally, is set forth in Steel Technologies' proxy statement and Annual Report on Form 10-K filings (filed with the SEC on December 21, 2006, and December 14, 2006, respectively) and in the proxy statement relating to the merger.

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